UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[X] Preliminary Proxy Statement	[ ] Confidential For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement	[ ] Definitive Additional Materials
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BINGO.COM, INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 15, 2003

Dear Stockholder:

The past year was one of change for both Bingo.com and the entire online gaming industry. Bingo.com continues to increase its number of registered players, now numbering over 900,000 unique accounts, which play over 40,000 hours of bingo daily.  Our search engine ranking performance continues to improve with Bingo.com coming up #1 in over 80% of the major search engines for the popular search term "bingo". Bingo.com remains the Internet's pre-eminent bingo portal.

We continue to focus on providing the best 'free bingo' games and environment for our players. This strategy creates an attractive target population for our advertisers, many of who offer cash bingo games.  While we have been successful of late, the online cash based gaming industry in North America, is under attack by many legislators in the United States and some of the credit card issuing banks.  We are concerned that this could negatively affect our future advertising revenues, as many of our advertising clients may choose to suspend operations given the more restrictive regulatory and payment environment. Bingo.com continues to work at broadening its revenue base to offset this possibility.

This difficult North American environment stands in stark contrasts with the situation in Europe. The publication of the Budd report in the UK, which recommends regulation of gaming and approval of qualified operators to set-up and run online gaming sites in the UK has created a very positive reaction in the European gaming community. Many in the European gaming industry are looking at expanding offerings to their customers with bingo being a core game in those expansion plans. Bingo.com is positioning itself to take advantage of this situation and has already established a UK presence. Bingo.com has many strong attributes that we intend to leverage to the utmost. We have the strongest brand and URL in the business, a dedicated and hard working staff, and a large and satisfied customer base. Our challenge is to make the most of these attributes. We believe we can and will.

I am pleased to invite you to the Annual Meeting of Stockholders (the "Annual Meeting") of Bingo.com, Inc. The Annual Meeting will be held on Wednesday October 15th, 2003, starting at 10:00 a.m., Pacific Daylight Time, in the Boardroom of the Bingo.com offices at 1166 Alberni St., Suite 1405, Vancouver, BC, Canada.

Important information concerning the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The business to be conducted at the Annual Meeting includes the election of our directors; ratification of the appointment of Dohan and Company, P.A., CPA's as independent auditors for the Company for the 2003 fiscal year; ratification of the amendment to the Convertible Debenture "A" agreement; approval of the actions of our officers and directors for the last year and for the period from the fiscal year end through the date of this Annual Meeting; and consideration of any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on August 15th, 2003 as the record date for determining those stockholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Registered stockholders can vote their shares by mailing back the accompanying proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Mailing your completed proxy card will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Our Board of Directors and members of management look forward to meeting personally those stockholders who attend the Annual Meeting.

A copy of our Annual Report on Form 10-K/A and Audited Financial Statements for the year ended December 31, 2002 is included in this mailing to all stockholders entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

/s/ "T. M. Williams"

T. M. Williams

President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING

 Notice is hereby given that the Annual Meeting (the "Meeting") of the stockholders of Bingo.com, Inc (the "Company") will be held at 10:00 a.m. (local time in Vancouver, British Columbia, Canada) on Wednesday October 15, 2003, in the Executive Boardroom of the Bingo.com offices at 1166 Alberni St., Suite 1405, Vancouver, BC, Canada, for the following purposes:

             1.    To elect members to our Board of Directors to serve for the ensuing year;

             2.    To consider and vote upon a proposal to ratify the appointment of Dohan and Company,

                     P.A., CPA.'s as independent auditors for the Company for the 2003 fiscal year.

              3.   Ratification of the amendment to the Convertible Debenture "A" agreement to reduce the valuation price from $0.25 per share to $0.20 per share for an extension to the payment of the interest on the Convertible Debenture "A" currently due on the 16th of April 2004.

4.   Ratification of the actions of our officers and directors for the last year and for the period from the fiscal year end through the date of this shareholder meeting.

5.   To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

 Accompanying this Notice is a Proxy Statement and a form of Proxy.

The enclosed Proxy is solicited by management of the Company and shareholders may amend it, if desired, by inserting in the space provided, an individual designated to act as proxy holder at the Meeting. The holders of Common Stock of the Company of record at the close of business on August 15, 2003, will be entitled to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting in person.  However, to assure your representation at the Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.  Any stockholder attending the Meeting may vote in person even if the stockholder has returned a proxy card.

 DATED at Vancouver, British Columbia, this 15th day of August 2003.

 BY ORDER OF THE BOARD

 /s/ "T. M. Williams"

T. M. Williams, President & CEO

BINGO.COM, INC.

1166 Alberni Street,

Suite 1405

Vancouver, BC V6E 3Z3

PROXY STATEMENT

Information Concerning the Solicitation of Proxies

This Proxy Statement and the accompanying Proxy is furnished to the shareholders of BINGO.COM, INC. (the "Company") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Wednesday October 15th, 2003, in the Executive Boardroom of the Company's offices at 1166 Alberni St., Suite 1405, Vancouver, BC, Canada at 10:00 am. (PST). A copy of the Company's annual report for the period ended December 31, 2002 on Form 10-K/A was made available to shareholders electronically via filing on EDGAR on May 8th, 2003.

The enclosed Proxy is solicited by and on behalf of the board of directors of the Company, with the cost of solicitation borne by the Company. Directors and officers of the Company may make solicitation. Solicitation may be made by use of the mails, by telephone, facsimile and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners.

If the enclosed Proxy is duly executed and received in time for the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy FOR the two nominees listed in this Proxy Statement and FOR the other items listed in the Proxy, unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by notice to the Company in writing, by a subsequently dated proxy, or at the Annual Meeting prior to the taking of the shareholder vote. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy. Shareholders have one vote for each share of Common Stock held. Shareholders are not entitled to cumulate their votes.

This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about September 5th, 2003.

Record Date and Voting Rights

The record date for determination of shareholders who are entitled to notice of and to vote at the Annual Meeting is August 15th, 2003.

The Company is authorized to issue up to 50,000,000 shares of Common Stock, with a par value of $0.001 per share (the "Common Stock"). As of August 15th, 2003, there were 11,104, 608 shares of Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote on all matters submitted for shareholder approval.

Quorum and Votes Required for Approval.

The presence at the Annual Meeting, in person or by proxy, of the holders of one third of the shares of Common Stock outstanding and entitled to vote on the record date will constitute a quorum entitled to conduct business at the Annual Meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares of Common Stock considered to be present at the Annual Meeting. Broker non-votes refer to shares held by brokers and other nominees or fiduciaries that are present at the Annual Meeting but not voted on a matter. Directors are elected by plurality vote of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors.

Interest of Insiders in Material Transactions

Debenture "A"

As previously disclosed in the Company's filings with the Securities and Exchange Commission (the "SEC"), on April 16, 2001, the Company issued a convertible debenture (the "Debenture "A") for  $1,250,000.  Bingo, Inc., an Anguilla corporation has subsequently acquired Debenture "A" in its entirety.  The outstanding principal advanced on the Debenture "A" bears interest at a rate of 12% per year.  The Debenture "A" is due on April 16, 2006.  The holder of Debenture "A" has the right, but not the obligation, to elect to convert any or all of the principal amount of the Debenture "A" into shares of the Company's common stock at a conversion price of $0.125 per share until the third (3rd) anniversary date of the Debenture "A". The holder of Debenture "A" has notified the Company that it intends to exercise its right to convert the principal amount of the Debenture "A" into shares on April 16th, 2004.  The Debenture "A" is secured by all of the assets of the Company.

Debenture "B"

As previously disclosed in the Company's filings with the Securities and Exchange Commission (the "SEC"), on July 2, 2002, the Company issued a convertible debenture (the "Debenture "B"") for $145,000.  Bingo, Inc., an Anguilla corporation acquired $50,000 of Debenture "B".  The outstanding principal advanced on the Debenture "B" bears interest at a rate of 12% per year.  The Debenture "B" is due on July 2, 2006.  The holders of Debenture "B" have the right, but not the obligation, to elect to convert any or all of the principal amount of the Debenture "B" into shares of the Company's common stock at a conversion price of $0.15 per share until the third (3rd) anniversary date of the Debenture "B".

As a result of these transactions (Debenture "A" and Debenture "B"), Bingo, Inc. has the potential to become the largest single shareholder and a majority shareholder in the Company when Bingo, Inc converts all of the principal amount of the Debenture "A" into shares of the Company's Common Stock on April 16, 2004, the third (3rd) anniversary date of the Debenture "A".  Further, under the terms of the Debenture "A", Bingo, Inc. has the right to designate the majority of the members of the Board of Directors of the Company, thereby controlling the Company.  T. M. Williams and P. A. Crossgrove are the Nominees of Bingo, Inc.  T. M. Williams, a director and the President of the Company is a potential beneficiary of several discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. Williams were to receive all the derivative securities to which he were entitled under the trust his total ownership in the Company would be 1,239,858 directly owned shares; 4,000,000 indirectly owned warrants with an exercise price of $0.25; 150,000 options with an exercise price of  $0.30, $150,000 options with an exercise price of $0.05, 8,000,000 shares under the terms of the Debenture "A" listed above; 266,667 shares under the terms of the Debenture "B" listed above and 240,000 shares directly owned by Bingo, Inc.

Interest of Certain Persons in Matters to be Acted Upon

No director or senior officer of the Company or any proposed nominee of management of the Company for election as a director of the Company, nor any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting other than the election of directors, except as otherwise disclosed herein.

 BUSINESS OF THE MEETING

There are four matters being presented for consideration by the shareholders at the Annual Meeting: the election of our Directors; the approval of the ratification of the appointment of Dohan and Company, P.A., CPA.'s as independent auditors for the Company for the 2003 fiscal year; the ratification of the amendment to the Convertible Debenture "A" agreement, the approval of the actions of our Officers and Directors for the last fiscal year and for the period from the most recent fiscal year end through the date of this Annual Meeting; and consideration of any other matter that may properly come before the meeting and any adjournment or postponement thereof.

 PROPOSAL NO. 1 - ELECTION OF DIRECTORS

General

The Company's Bylaws ("Bylaws") provide that the number of directors shall be increased or decreased from time to time by resolution of the board of directors or the shareholders. Directors are elected for a term of one year and until their successors have been elected and qualified. There are currently two directors of the Company. There are no immediate plans to add members to the Board of Directors.

Information with Respect to Nominees

The following table lists the persons nominated by the board of directors for election as directors and also lists certain information with respect to those persons.

Nominee	Age	Director Since	Principal Occupation of Director	Ownership (1)
P A. Crossgrove (4)	66	September 2001	Board of Directors,	300,000(2)	1.21%
T. M. Williams (4)	63	September 2001	Chief Executive Officer, President	14,046,525(3)	45.98%

(1) The ownership includes the beneficial ownership of securities and the beneficial ownership of securities that can be acquired within 60 days from August 15, 2003 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days from August 15, 2003, are exercised, for the purpose of computing percentage ownership.

(2) Includes 150,000 options with an exercise price of $0.30 per share and 150,000 options with an exercise price of $0.05 (which options are exercisable presently or within 60 days).

(3) Includes 300,000 shares of common stock that may be issued upon the exercise of 150,000 stock purchase options with an exercise price of $0.30 per share and 150,000 stock purchase options with an exercise price of $0.05 per share and 1,239,858 shares held directly by Mr. Williams.  Mr. Williams is the potential beneficiary of certain discretionary trusts that hold approximately 80% of Bingo Inc.  If Mr. Williams were to receive all the derivative securities to which he were potentially entitled under the trust his total ownership in the Company would be an additional 4,000,000 indirectly owned warrants with an exercise price of $0.25; and 8,000,000 shares under the terms of the Debenture "A" and 266,667 shares under the terms of Debenture "B"; and 240,000 shares directly owned by Bingo, Inc. which would represent 45.98% of the Class.

(4) P.A. Crossgrove and T.M. Williams are the nominees of Bingo Inc. under the terms of the Debenture "A".

Background of Nominees

P A. Crossgrove - Member of the Board of Directors

Mr. Crossgrove has an extensive background in the corporate world and is on numerous boards including being Chairman of the Board at Premdor Inc., a director at Barrick Gold Corp., QLT Inc., Dundee Realty Inc., and Philex Gold Corp. Mr. Crossgrove has also served as a senior executive and chairman of Placer Dome Ltd., one of the world's largest mining companies. Mr. Crossgrove is very active in the community including being the Chairman of the Board for Care Canada and for Cancer Care Ontario. Mr. Crossgrove is a designee of Bingo, Inc. pursuant to the financing agreement disclosed elsewhere in this document under the heading "Interest of Insiders in Material Transactions".

T.  M. Williams - Chief Executive Officer, President and Member of the Board of Directors,

Since 1984, Mr. Williams has served as a principal of Tarpen Research Corporation, a private consulting firm, and since 1993, he has been an Adjunct Professor, Faculty of Commerce and Business Administration at the University of British Columbia. From 1988 to 1991, he was President and Chief Executive Officer of Distinctive Software, Inc. in Vancouver, BC, and, upon the acquisition of that company by Electronic Arts Inc., North America's largest publisher of entertainment software, he became President and Chief Executive Officer of Electronic Arts (Canada) Inc., where he continued until 1993. Since 1993, Mr. Williams has also been the Managing Partner of CEG, AVC and PEG Partnerships, created to invest in entertainment software worldwide. Mr. Williams is a director of YMBiosciences, Inc., CellStop International Limited and several other private corporations.  Mr. Williams is a designee of Bingo, Inc. pursuant to the financing agreement disclosed elsewhere in this document under the heading "Interest of Insiders in Material Transactions".

Vote Required

A majority of votes by the shares of Common Stock present or represented and voting at the Annual Meeting is required to elect the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS.

EXECUTIVE COMPENSATION OF MANAGEMENT, OWNERSHIP OF CERTAIN

STOCKHOLDERS, AND CERTAIN RELATED TRANSACTIONS

 The following table lists the Company's executive officers during fiscal year 2002:

Name	Positions with the Company	Age	Office Held Since
T.M. Williams	Chief Executive Officer, President, Director	63	September 2001
Jeremy Black (1)	Chief Financial Officer,	36	October 2001
H. W. Bromley	Chief Financial Officer,	33	July 2002

(1) Mr. Black ceased to be an executive officer of the Company on May 31, 2002

Executive officers are appointed annually by the board of directors and serve at the pleasure of the Board. There is no family relationship between any of the Executive Officers and Directors. Memberships on the boards of other public companies are set out above under "Election of Directors - Background of Nominees" in the biographies of each of the nominee Directors, and memberships on the boards of other public companies for each of the Executive Officers who are not Directors are set out below.

Background of Executive Officers

The biography of Mr. Williams can be found under "Election of Directors - Background of Nominees".

Section 16(a) Beneficial Ownership Reporting Compliance

The Company's officers, directors or beneficial owners of more than ten percent of the Common Stock of the Company, except for S. Murphy (a greater than ten percent stockholder) filed in a timely basis reports required to be filed by Section 16(a) of the Exchange Act during the most recent fiscal year.

Board Committees

The Company currently does not have any committees of our Board of Directors. The full Board of Directors fulfills the role of the Audit Committee.

Board of Directors Meetings

The Company's board of directors met once in during the last fiscal year. The Company's board of directors met regularly by telephonic conversation.  All actions were approved by unanimous consent.

Involvement in Certain Legal Proceedings

To the best knowledge of the Executive Officers and Directors of the Company, neither the Company nor any of its Executive Officers, Directors or nominees are parties to any legal proceeding or litigation other than as described below. Further, the Executive Officers and Directors know of no threatened or contemplated legal proceedings or litigation other than as described below. None of the Executive Officers and Directors has been convicted of a felony or none have been convicted of any criminal offense, felony and misdemeanor relating to securities or performance in corporate office. To the best of the knowledge of the Executive Officers and Directors, no investigations of felonies, misfeasance in office or securities investigations are either pending or threatened at the present time.

On July 6, 2001, Roger W. Ach, II, filed a complaint in the Court of Common Pleas, Hamilton County, Ohio against the Company in connection with a promissory note issued by the Company. Mr. Ach alleges that on or about May 16, 2001 the Company borrowed the sum of $45,000 and executed and delivered to him a promissory note and that the Company owes him the amount of the Note together with interest from March 16, 2001 at the rate of prime plus 1%. Mr. Ach demands judgment against the Company in the sum of $45,000, plus interest and costs.

On October 5, 2001, the Company filed an Answer, Counterclaim and third party complaint in defense of the proceedings commenced, among other things, denying the allegation that any moneys are due to Mr. Ach and counterclaiming against him and bringing a third party complaint against the Lottery Channel, Inc. for payment of outstanding invoices of $39,168 plus interest, costs and attorney fees.

The Company believes that Mr. Ach's complaint is without merit and intends to vigorously defend these proceedings and believes it is not likely to produce an outcome that would have a material adverse effect on the Company's consolidated financial position or results of operations.

During the quarter ended June 30, 2003 the Company and Mr. Ach agreed to defer the complaint and counterclaim for 90 days and are now in the process of attempting to settle the matter.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

 The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and the Company's most highly compensated executive officers who served as such at the end of the last fiscal year (the "Named Executive Officers").

		Annual Compensation		Long - Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options / SARs (#) (1)
		$	$	$
T.M. Williams -	2002	$43,500 (1)	-	-	-
President, ChiefExecutive Officer	2001	$80,000 (1)	-	-	150,000
	2000	-	-	-	-

(1) All of the compensation paid to the Named Executive Officer is paid to T.M. Williams (Row), Ltd. for the services of Mr. Williams.

Stock Option Plan

In September 1999, the directors of the Company adopted a non-qualified stock option plan (the "1999 Stock Option Plan").  Under the 1999 Stock Option Plan, options to purchase shares the Company's Common Stock may be granted to employees and to such other persons who are not employees as determined by the 1999 Stock Option Plan administrator (the "Administrator").  The maximum aggregate number of shares of the Company's Common Stock subject to option under the 1999 Stock Option Plan may not exceed 1,895,000. In determining the number of shares of the Company's Common Stock subject to each option granted under the 1999 Stock Option Plan, consideration is given to the present and potential contribution by such person to the success of the Company.  The exercise price is determined by the Administrator, provided that the exercise price for any covered employee (as that term is defined for the purposes of Section 162(m) (3) of the Internal Revenue Code of 1986 as amended (the "Code"), may not be less than the fair market value per share of the Common Stock at the date of grant by the Administrator.  Each option is for a term not in excess of ten years except in the case of the death of an optionee, in which case the option is exercisable for a maximum of twelve months thereafter, or in the case of an optionee ceasing to be a participant under the 1999 Stock Option Plan for any reason other than cause or death, in which case the option is exercisable for a maximum of 30 days thereafter.  The 1999 Stock Option Plan does not provide for the granting of financial assistance, whether by way of a loan, guarantee or otherwise, by the Company in connection with any purchase of shares of Common Stock from the Company.

If a third party acquires us through the purchase of all or substantially all of our assets, a merger or other business combination, except as otherwise provided in an individual award agreement, all unexercised options will terminate unless assumed by the successor corporation.

During the most recently completed fiscal year, 50,000 stock purchase options with an exercise price of $0.05 and 150,000 stock purchase options with an exercise price of $0.15 were granted under the 1999 Stock Option Plan.  No SARs (stock appreciation rights) were granted during this period.

2001 Stock Option Plan

In May 2001, the directors of the Company adopted the 2001 Stock Option Plan (the "2001 Stock Option Plan"). Under the 2001 Stock Option Plan, options to purchase shares the Company's Common Stock may be granted to employees of the Company and its subsidiaries, including officers, directors and certain advisors, who render services to the Company as determined by the 2001 Stock Option Plan administrator (the "Administrator") as Incentive Stock Options or as Nonstatutory Stock Options. The maximum aggregate number of shares of the Company's Common Stock subject to option under the 2001 Stock Option Plan may not exceed 2,000,000.

In determining the number of shares of the Company's Common Stock subject to each option granted under the 2001 Stock Option Plan, consideration is given to the present and potential contribution by such person to the success of the Company.

The exercise price is determined by the Administrator, provided that, to the extent required by law or regulation, the exercise price in the case of an Option granted to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company shall not be less than one hundred ten percent (110%) of the Fair Market Value (as defined in the 2001 Stock Option Plan) on the grant date.  The exercise price in the case of any Nonstatutory Stock Option, shall not be less than eighty-five percent (85%) of the Fair Market Value on the grant date.  The exercise price in the case of any Incentive Stock Option granted to persons other than to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, shall not be less than the Fair Market Value on the grant date.

At the time of the grant of the Option, the Plan Administrator shall designate, the expiration date of the Option, provided that no Option granted under the 2001 Stock Option Plan shall have a term exceeding 10 years from the date of grant, and no Option granted to an Optionee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company shall be exercisable after the expiration of five (5) years from the grant date (or less, in the discretion of the Administrator), except in the case of the death of an optionee, in which case the option is exercisable for a maximum of twelve months thereafter, or in the case of an optionee ceasing to be a participant under the 2001 Stock Option Plan for any reason other than cause or death, in which case the option is exercisable for a maximum of 30 days thereafter.  The 2001 Stock Option Plan does not provide for the granting of financial assistance, whether by way of a loan, guarantee or otherwise, by the Company in connection with any purchase of shares of Common Stock from the Company.

An Option will be exercisable at such times, over such term and subject to such terms and conditions as the Plan Administrator determines.  Payment of the exercise price may be made in such manner as the Plan Administrator may provide, including cash, delivery of shares of Common Stock already owned.

During the most recently completed fiscal year, 535,000 options with an exercise price of $0.05 were granted to employees under the 2001 Stock Option Plan.  No SARs (stock appreciation rights) were granted during this period.

Our Board of Directors administers the 1999 Stock Option Plan and the 2001 Stock Option Plan (collectively, the "Stock Option Plans").  Our Board is authorized to construe and interpret the provisions of the Stock Option Plans, to select employees, Directors and consultants to whom options will be granted, to determine the terms and conditions of options and, with the consent of the grantee, to amend the terms of any outstanding options.

The following table sets forth details of all exercises of options granted under the Stock Option Plans during the financial year of the Company ended December 31, 2002 by each of the Named Executive Officers and the value as at December 31, 2002 of unexercised options granted under the Stock Option Plans on an aggregate basis:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Options at Year End Exercisable / Unexercisable	Value of Options at Year End(1)Exercisable / Unexercisable
T. M. Williams	Nil	Nil	150,000/Nil	$Nil(2)/Nil
J. Black (3)	Nil	Nil	Nil/Nil	$Nil(2)/Nil
H. W. Bromley	Nil	Nil	150,000/Nil	$Nil(2)/Nil

(1)       On December 31, 2002, the closing price of Common Stock on the OTC Bulletin Board was $0.025.  For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be in-the-money and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

(2)       These options were not in-the-money based on the December 31, 2002 closing price of $0.025 for the Company's Common Stock.

(3)       Mr. Black ceased to be an executive officer of the Company on May 31, 2002. His stock options were cancelled when he resigned from the Company.

Repricing of Options

During the fiscal year ended December 31, 2002, there was no repricing of options granted to any of the NEO under the Company's Stock Option Plans.

Long Term Incentive Plan Awards

The Company does not have any Long Term Incentive Plans. Directors receive no compensation for their service as such, although they do receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. The Company has no obligation or policy to grant stock options to Directors.

The Company may in the future create retirement, pension, profit sharing; insurance and medical reimbursement plans covering its Officers and Directors. At the present time, no such plans exist. No advances have been made or are contemplated by the Company to any of its Officers or Directors.

Employment Contracts and Termination of Employment and Change of Control Arrangements

As previously disclosed in the Company's filing of an 8-K on August 27, 2001, the Company entered into a management consulting agreement with T.M. Williams (Row), Ltd., an Anguilla incorporated company and Mr. Williams dated August 20, 2001 (the "Williams Agreement"), in connection with the provision of services by Mr. Williams as President and Chief Executive Officer of the Company.

The Williams Agreement was amended on February 28, 2002 such that the Company will pay to T.M. Williams (Row) Ltd. 10% of the operating profit of the Company, as defined in the amendment, to a maximum of $25,000 per month. There is no minimum monthly fee stipulated in the Williams Agreement.

As previously disclosed in the Company's filing of an June 30, 2002 10-Q on August 15,2002, the Company entered into a management consulting agreement with Bromley Accounting Services Ltd., an England and Wales incorporated company and Mr. Bromley dated July 2, 2002 (the "Bromley Agreement"), in connection with the provision of services by Mr. Bromley as Chief Financial Officer of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 15, 2003, the outstanding Common Stock of the Company owned of record or beneficially by each Named Executive Officer and Director, and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock and the shareholdings of all Directors and Executive Officers as a group. A person is deemed the beneficial owner of securities that can be acquired by such person within 60 days from such date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days from the date are exercised. As of August 15, 2003, there were 11, 104, 608 shares of the Company's Common Stock issued and outstanding.

Name	Shares Owned		Percent of Shares Owned
T. M. Williams, President, Chief and Executive Officer	1,539,858	(1)	6.22%
Peter Crossgrove, Director	300,000	(2)	1.21%
H. W. Bromley, Chief Financial Officer	150,000	(3)	0.61%
Bingo, Inc.	15,633,333	(5)	51.17%
Shane Murphy, Former President and CEO	2,100,000	(4)	8.48%
All directors and Named Executive Officers as a group (3 individuals)	1,989,858		8.04%

Except as noted below, all shares are held beneficially and of record and each record shareholder has sole voting and investment power.

(1) Includes 150,000 shares of common stock that may be issued upon the exercise of 150,000 stock purchase options with an exercise price of $0.30 per share and 150,000 shares of common stock that may be issued upon the exercise of 150,000 stock purchase options with an exercise price of $0.05 per share (which options are exercisable presently or within 60 days).  Also includes 1,239,858 shares held directly by Mr. Williams   Mr. Williams, the Company's President and CEO and a nominee for election as a director, is the potential beneficiary of certain discretionary trusts that hold approximately 80% of Bingo, Inc.  If Mr. Williams were to receive all the derivative securities to which he were potentially entitled under the trust his total ownership in the Company would be an additional 4,000,000 indirectly owned warrants with an exercise price of $0.25; and 8,266,667 shares under the terms of the Debenture "A" and Debenture "B"; and 240,000 shares directly owned by Bingo, Inc which debenture conversion and warrants are exercisable presently or within 60 days.

(2) Includes 150,000 shares of common stock that may be issued upon the exercise of 150,000 stock purchase options with an exercise price of $0.30 per share and 150,000 shares of common stock that may be issued upon the exercise of 150,000 stock purchase options with an exercise price of $0.05 per share (which options are exercisable presently or within 60 days).

(3) Includes 150,000 shares of common stock that may be issued upon the exercise of 150,000 stock purchase options with an exercise price of $0.05 per share

(4)  Includes 1,100,000 shares of common stock that may be issued upon the exercise of 1,100,000 stock  purchase options with exercise prices ranging from $0.44 to $0.75 per share (which options are exercisable presently or within 60 days). These options expire on August 31, 2003. Also includes 1,000,000 shares of common stock held by Mr. Murphy in accordance with the terms of a separation agreement entered into with Mr. Murphy as disclosed elsewhere in this document.  These shares are held in escrow and are subject to certain resale restrictions.

(5)  Includes 300,000 shares held directly by Bingo, Inc and common stock that may be issued upon the conversion of the Debenture "A" outstanding for 10,000,000 shares of common stock on the conversion of $1,250,000 principal amount of Debenture "A" held by Bingo, Inc., which Debenture "A" is convertible into common stock at a conversion price of $0.125 per share, and common stock that may be issued upon the conversion of the Debenture "B" outstanding for 333,333 shares of common stock on the conversion of $50,000 principal amount of Debenture "B" held by Bingo, Inc., which Debenture "B" is convertible into common stock at a conversion price of $0.15 per share, 4,800,000 common share purchase Warrants "A" with an exercise price of $0.25 per share and 200,000 common share purchase Warrants "B" with an exercise price of $0.25 per share, which shares are issuable on the conversion of the Debenture "A" and Debenture "B" and Warrants "A" and Warrants "B" are exercisable presently or within 60 days.  Mr. Williams, our President and CEO and a nominee for election as a director, is the potential beneficiary of certain discretionary trusts that hold approximately 80% of Bingo Inc.  If Mr. Williams were to receive all the derivative securities to which he were potentially entitled under the trust his total ownership in the Company would be an additional 4,000,000 indirectly owned warrants with an exercise price of $0.25; and 8,000,000 shares under the terms of the Debenture "A" and 266,667 shares under terms of Debenture "B"; and 240,000 shares directly owned by Bingo, Inc.

CHANGES IN CONTROL

There were no changes in control since the last Annual General Meeting.

PROPOSAL NO. 2 - APPROVAL OF AUDITOR

 Relationship with Independent Auditor

The Company has retained the firm of Dohan & Company, P.A., CPA.'s, as independent auditor of the Company for the fiscal year ending December 31, 2003.  Dohan & Company, P.A., CPA.'s have been the Company's independent auditors since their appointment on March 27, 2003.

Effective March 27, 2003, and as reported in the Company's Current Report on Form 8-K dated March 27, 2003, the board of directors approved the appointment of Dohan & Company, P.A., CPA.'s, Miami, Florida, as the Company's new independent accountants as of March 27, 2003.  As of March 27, 2003, the existing accountants, Davidson and Company, Vancouver, British Columbia, Canada, had not resigned, declined to stand for re-election or been dismissed.

During the Company's most recent fiscal year ending December 31, 2002, the Company had no disagreements with Davidson & Company, Vancouver, British Columbia, Canada, nor Dohan and Company, P.A., CPA.'s on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure which disagreements, if not resolved to the satisfaction of either Davidson & Company, Vancouver, British Columbia, Canada, or Dohan and Company, P.A. , CPA.'s would have caused either to make reference to the subject matter of the disagreement in connection with their reports.

During the Company's most recent fiscal year ending December 31, 2002, there have been no reportable events with either Davidson and Company, Vancouver, British Columbia, Canada, or Dohan and Company, P.A., CPA.'s required to be disclosed by Item 304(a) (1) (v) of Regulation S-K of the SEC.

On March 27, 2003, Davidson and Company, Vancouver, British Columbia, Canada, were dismissed as the Company's principal accountants.  Following March 27, 2003, Davidson and Company, Vancouver, British Columbia, Canada,, continue to work with the Company on a project-by-project basis as the audit functions are transitioned to Dohan & Company.  Davidson and Company, Vancouver, British Columbia, Canada, were dismissed due to the Company requiring a US registered accountant audit its financial statements.

The dismissal of Davidson and Company, Vancouver, British Columbia, Canada, was effective as of March 27, 2003, was approved by the board of directors, and was not due to any disagreement between the Company and Davidson and Company, Vancouver, British Columbia, Canada. During the two fiscal years prior to and preceding the dismissal of Davidson and Company, Vancouver, British Columbia, Canada, there were no disagreements with Davidson and Company, Vancouver, British Columbia, Canada, on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Davidson and Company, Vancouver, British Columbia, Canada, would have caused them to make reference thereto in their report on the Company's financial statements for the period.

The Company does not expect a representative of Dohan and Company, P.A., CPA.'s to be present at the Annual Meeting and as such, they will not be available at the meeting to respond to questions.

Ratification of the appointment of Dohan and Company, P.A., CPA.'s as the Company's independent auditors for 2003 requires that the votes cast in favor of this matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for this matter.

Disclosure of Auditor Fees

Audit Fees: Fees paid or to be paid to Dohan and Company, P.A., CPA.'s,  in connection with the audit of the Company's annual financial statements for the year ended December 31, 2002 and the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2002, totaled approximately $ 25,337.

Prior to utilizing the services of Dohan and Company, P.A., CPA.'s, Bingo.com had engaged the services of Davidson and Company, Vancouver, British Columbia, Canada, as our auditors. Fees paid or to be paid to Davidson and Company, Vancouver, British Columbia, Canada, in connection with the review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2002, totaled approximately $ 24,275.

Financial Information Systems Design and Implementation Fees:

The Company did not engage Dohan and Company, P.A., CPA.'s or Davidson & Company to provide services to the Company regarding financial information systems design and implementation during the year ended December 31, 2002.

All Other Fees:

Fees paid to Dohan and Company, P.A., CPA.'s by the Company during the year ended December 31, 2002 for tax advisory and other consultation services were approximately $0.

Vote Required

A majority of votes by the shares of Common Stock present or represented and voting at the Annual Meeting is required to ratify the appointment of the Independent Auditors.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DOHAN AND COMPANY, P.A., CPA.'S AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2002.

PROPOSAL NO. 4 - RATIFICATION OF THE AMENDMENT TO THE CONVERTIBLE DEBENTURE "A" AGREEMENT TO REDUCE THE VALUATION PRICE FROM $0.25 PER SHARE TO $0.20PER SHARE FOR AN EXTENSION TO THE PAYMENT OF THE INTEREST ON THE CONVERTIBLE DEBENTURE "A" CURRENTLY DUE TO THE 16TH OF APRIL 2004.

Under the terms of the Debenture "A" agreement interest shall accrue on the outstanding principal amount of Debenture "A" at the rate of 12% per annum from the issuance date through April 16, 2003, at which time the interest will become payable.  Thereafter, interest shall accrue and be payable on the first business day of each succeeding quarter through and including April 16, 2006.  All principal, accrued but unpaid interest, and any other amounts due are payable at maturity on April 16, 2006. The Company has the option to pay all the accrued interest in cash, common stock of the Company or a combination of both cash and common stock. Any common stock of the Company delivered to the Holders of Debenture "A" in payment of the Debenture "A" will be valued at $0.25 per share. The accrued interest on Debenture "A" as at June 30, 2003, is $281,078.

As of July 23, 2003, the Company re-negotiated both the terms of payment of interest due on Debenture "A" and the terms under which the holder of Debenture "A" will convert outstanding debt into shares of the Company.  The holder of Debenture "A", Bingo, Inc., has agreed to defer current interest due on Debenture "A" ($281,078 as at June 30, 2003) future interest due on Debenture "A" until April 16, 2004 when the accrued interest ($400,666.85) will be paid in common stock of the Company. The Company has agreed, subject to shareholder approval, to lower the conversion price of the interest from $0.25 per share to $0.20 per share.  The Company agreed to reduce the equity conversion price on the accrued interest of Debenture "A", in exchange for an agreement that the stock issued on conversion of accrued interest on Debenture "A", need not be registered by the Company until a future, yet to be determined date.

Vote Required

A majority of votes by the shares of Common Stock present or represented and voting at the Annual Meeting is required to ratify the amendment to the Convertible Debenture "A" agreement.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE AMENDMENT TO THE CONVERTIBLE DEBENTURE "A" AGREEMENT.

PROPOSAL NO. 5 - RATIFICATION OF THE ACTIONS OF OUR OFFICERS AND DIRECTORS FOR THE LAST YEAR AND FOR THE PERIOD FROM THE FISCAL YEAR END THROUGH THE DATE OF THIS SHAREHOLDER MEETING.

The Board requests the shareholders approve, adopt, and ratify all lawful acts, contracts, proceedings, appointments, and payments of money by the Board of Directors and Officers of the Corporation for the last year and from the fiscal year end (December 31, 2002) up to and including the date of this Annual General Meeting (October 15, 2003).

Vote Required

A majority of votes by the shares of Common Stock present or represented and voting at the Annual Meeting is required to ratify all actions of the officers and directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR RATIFICATION OF THE ACTIONS OF THE OFFICERS AND DIRECTORS.

OTHER MATTERS

Transfer Agent

The Interwest Transfer Co., Inc., located at 1981 East, 4800 South, Suite 100 Salt Lake City Utah USA 84117, phone (801) 272-9294, fax (801) 277-3147 is the transfer agent for the Company's shares of Common Stock.

Stockholder Proposals

Stockholder proposals intended to be presented at the next Annual Meeting of Stockholders of the Company must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission and must be received by the Company at its principal executive offices by March 31, 2004 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

Additional Information

Each shareholder has received the Company's Annual Report on Form 10-K/A containing the Company's audited financial statements for the fiscal year ended December 31, 2002, including the report of its independent chartered accountants with this proxy statement. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of the Company's 2002 Form 10-K/A` as filed with the SEC under the Securities Exchange Act of 1934 (including the financial statements and the schedules thereto and a list briefly describing the exhibits thereto). Shareholders should direct any request to the Company, 1166 Alberni St., Suite 1405, Vancouver, BC, Canada, Attention: T. M. Williams, President.

Action on Other Matters

The board of directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

At the Annual Meeting, management will report on the Company's business and shareholders will have the opportunity to ask questions.

BINGO.COM, INC.

 By Order of the Board of Directors

 /s/ "T.M. Williams"

     T.M. Williams

    President

Vancouver, BC, Canada

 August 15, 2003

PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT OF BINGO.COM, INC. (THE "COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON WEDNESDAY OCTOBER 15TH, 2003, STARTING AT 10:00 A.M., PACIFIC DAYLIGHT TIME, IN THE EXECUTIVE BOARDROOM OF THE BINGO.COM OFFICES AT 1166 ALBERNI ST. SUITE 1405, VANCOUVER, BC, CANADA AND ANY ADJOURNMENT THEREOF.

The undersigned shareholder of the Company hereby appoints T. M. Williams, a director of the Company, or failing this person, Mark Devereux, a member of management of the Company, or in the place of both of the foregoing, ______________________________ (PLEASE PRINT NAME), as proxy holder for and on behalf of the undersigned, with power of substitution, to attend, act and vote for and in the name of the undersigned at the Meeting and at every adjournment thereof, with respect to all or _______________ of the common shares of the Company registered in the name of the undersigned. Unless otherwise expressly stated herein by the undersigned, receipt of this proxy, duly executed and dated, revokes any former proxy given to attend and vote at the meeting and at any adjournment thereof. Unless the undersigned directs otherwise, the nominee is hereby instructed to vote the common shares of the Company held by the undersigned as follows:

		For	Against	Withhold

1.	(a) To elect P. A. Crossgrove as a director	[ ]	[ ]	[ ]
	(b) To elect T. M. Williams as a director	[ ]	[ ]	[ ]
2.	To appoint Dohan and Company, P.A., CPA.'s as the auditor and to authorize the directors to set the auditor's remuneration.	[ ]	[ ]	[ ]
3.

Ratification of the amendment to the Convertible Debenture "A" agreement to reduce the valuation price from $0.25 per share to $0.20per share for an extension to the payment of the interest on the Convertible Debenture "A" currently due to the 16th of April 2004.

		[ ]	[ ]	[ ]
4.	Ratification of the actions of our officers and directors for the last year and for the period from the fiscal year end through the date of this shareholder meeting.	[ ]	[ ]	[ ]
5.	To approve transaction of other business	[ ]	[ ]	[ ]

The undersigned shareholder hereby revokes any proxy previously given to attend and vote at the Meeting.

Signature: ________________________ Date: ____________________________

(Proxy must be signed and dated)

Name: _________________________________________

(Please Print)

If someone other than the named shareholder signs this Proxy on behalf of the named shareholder, documentation acceptable to the Chairman of the Meeting must be deposited with this Proxy granting signing authority to the person signing the proxy.

To be used at the Meeting, this Proxy must be received at the offices of the Interwest Transfer Co., Inc. by mail or by fax no later than 48 hours preceding the Meeting or with the Chairman of the Meeting on the day of the Meeting prior to its commencement. The mailing address of the Interwest Transfer Co., Inc. is 1981 East 4800 South Suite 100, Salt Lake City, Utah 84117, and its fax number is (801) 277-3147.

1. If the shareholder wishes to attend the Meeting to vote on the resolutions in person, please register your attendance with the Company's scrutineers at the Meeting.

2. If the shareholder's securities are held by an intermediary (e.g. a broker) and the shareholder wishes to attend the Meeting to vote on the resolutions, please insert the shareholder's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date and return the Proxy in accordance with the instructions provided by the intermediary. Please contact the intermediary if there are any questions. At the Meeting a vote will be taken on each of the resolutions as set out on this Proxy and the shareholder's vote will be counted at that time.

3. If the shareholder cannot attend the Meeting but wishes to vote on the resolutions, the shareholder can appoint another person, who need not be a shareholder of the Company, to vote according to the shareholder's instructions. To appoint someone other than the nominees named by management, please insert your appointed proxy holder's name in the space provided, sign and date and return the Proxy. Where no choice on a resolution is specified by the shareholder, this Proxy confers discretionary authority upon the shareholder's appointed proxy holder to vote for or against or withhold vote with respect to that resolution, provided that with respect to a resolution relating to a director nominee or auditor, the proxy holder only has the discretion to vote or not vote for such nominee.

4. If the shareholder cannot attend the Meeting but wishes to vote on the resolutions and to appoint one of the nominees named by management as proxy holder, please leave the wording appointing a nominee as shown, sign and date and return the Proxy. Where no choice is specified by a shareholder on a resolution shown on the Proxy, a nominee of management acting as proxy holder will vote the securities as if the shareholder had specified an affirmative vote.

5. The securities represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the Proxy, or matters which may properly come before the Meeting, the securities will be voted by the nominee appointed as the proxy holder, in its sole discretion, sees fit.

6. If the shareholder votes by completing and returning the Proxy, the shareholder may still attend the Meeting and vote in person should the shareholder later decide to do so. To vote in person at the Meeting, the shareholder must revoke the Proxy in writing as set forth in the Information Circular.

7. This Proxy is not valid unless it is dated and signed by the shareholder or by the shareholder's attorney duly authorized by the shareholder in writing, or, in the case of a corporation, by its duly authorized officer or attorney for the corporation. If an attorney executes the Proxy for an individual shareholder or joint shareholders or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or the attorney, as the case may be, or a notarial copy thereof, must accompany the Proxy.

8. To be valid, this Proxy, duly dated and signed, must arrive at the office of the Transfer Agent of the Company, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or delivered to the Chairman of the Meeting prior to the commencement of the Meeting.